EXHIBIT 4.2

                               SECURITY AGREEMENT

        The undersigned ("Debtor") grants to Carter M. Fortune ("Secured Party") a security interest in the following described property:

        All of Debtor's equipment, furnishings, supplies, good will, accounts, accounts receivable, contracts, inventory, machinery, furniture, fixtures, intellectual property, general intangibles, instruments, documents and chattel paper (as those terms are defined in the Indiana Uniform Commercial Code in effect on the date of this Agreement) together with all accessories, parts, equipment and accessions now attached to or which may hereafter at any time be placed in or added to the above-described property wherever located; and in addition, all additions and accessions, replacements and renewals of such property and the proceeds, including but not limited to, insurance and tort claims with respect to any such property (all of which is referred to herein as the "Collateral"), and in the proceeds thereof to secure the payment of a debt in the total principal amount of $3,000,000, or so much thereof as shall be advanced to or for the benefit of the Debtor, and also any liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising from Debtor to Secured Party (all called the "Obligation"), all of which Debtor promises to pay with interest as provided in a certain promissory note of even date herewith, all without relief from valuation and appraisement laws and with reasonable attorneys' fees and all costs of collection.

I. Debtor's Representations and Warranties. Debtor represents, warrants and covenants that:

        A.     Name and Address.

               Debtor's current name is WOW Entertainment, Inc. It intends to change its name in September, 2000 to Women of Wrestling, Inc. Its principal place of business is: Bank One Tower, 111 Monument Circle, Suite 4600, Indianapolis, Indiana 46204

        B.     Location of Collateral.

               The Collateral will be kept in or outside of the state of Indiana at any place of business of the Debtor.

        C.     Debtor's Title.

               Debtor is the owner of the Collateral free from any liens, security interests or encumbrances other than the security interest herein granted to Secured


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               Party. Debtor has good right to subject the Collateral to the security interest hereunder, and will defend the Collateral against all adverse claims and demands. No financing statement or other evidence of any other security interest covering any part of the Collateral or any proceeds thereof (other than any filed by Secured Party) is on file in any public office.

        D. Status of Collateral as a Fixture. The Collateral shall not be affixed to real estate unless a description of the real estate, its address and the name and address of the Owner other than Debtor, are inserted here.

        E. Transfer of Collateral. Other than the sale of inventory in the ordinary course of business, Debtor shall not sell, assign, transfer, encumber or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party. If any encumbrance is imposed under the Collateral by operation of law, Debtor shall give Secured Party immediate written notice of this fact.

        F. Use of Collateral. The Collateral shall be used only for the operation of the business of the Debtor. Debtor shall not hereafter change this use without Secured Party's prior written consent.

        G. Preservation of Perfected Security Interest. Debtor shall immediately notify Secured Party in writing of any change of address from that shown in this Agreement. Debtor will do such acts as Secured Party reasonably may request to establish and maintain in Secured Party a valid security interest in the Collateral, free of all other liens and claims. Debtor shall execute and deliver to Secured Party such financing and continuation statements, and amendments thereof or supplements thereto, and such other documents as Secured Party may from time to time require to perfect, preserve and protect the security interest granted herein. Debtor authorizes Secured Party to file financing and continuation statements, and amendments and supplements thereto, relating to the Collateral signed only by Secured Party.

       H. Insurance. Debtor shall keep the Collateral at all times insured against risk of loss or damage by fire, theft, and such other casualties as Secured Party may reasonably require, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies as Secured Party may reasonably approve. Losses in all cases shall be payable to Secured Party and Debtor as their interest may appear. At Secured Party's request, all policies of insurance shall provide for at least ten (10) days' prior written notice of cancellation to Secured Party. At Secured Party's request, Debtor shall furnish to Secured Party satisfactory evidence of such insurance coverage. Debtor appoints Secured Party as attorney in fact for Debtor in making, adjusting and settling claims under, and canceling such insurance and endorsing Debtor's name on, any drafts drawn by insurers of the Collateral.


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        I.     Condition of Collateral. Debtor shall keep the Collateral in good repair, shall not permit the Collateral or any part thereof to be wasted or destroyed, and shall not use the Collateral or permit its use in violation of any applicable law, regulation or policy of insurance thereon. Debtor shall furnish to Secured Party such reports and other information concerning the Collateral as Secured Party reasonably may request from time to time. Secured Party may examine and inspect the Collateral and Debtor's records pertaining to the Collateral at any reasonable time or times wherever located.

        J. Taxes and Assessments. Debtor shall pay promptly as they become due and payable, all taxes and assessments imposed upon the Collateral or for its use or operation or upon this Agreement.

II. Payment of Encumbrances; Possession. If Debtor shall not discharge taxes and other liens, security interests or encumbrances at any time levied or placed on the Collateral, or does not pay premiums for insurance on the Collateral, within 24 hours before any of such charges become delinquent, Secured Party may, at its discretion, pay such charges. Secured Party may also at its discretion, order and pay for the repair, maintenance and preservation of the Collateral and insure it. Upon demand Debtor shall reimburse Secured Party for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, together with interest on the amount of such payment or expense from the date paid or incurred at the Delinquent Rate. Until default, Debtor shall be entitled to possession of the Collateral and may use it in any lawful manner not inconsistent with this Agreement.

III. Events of Default. Time is of the essence of this Agreement. The occurrence of any of the following shall constitute a default under this
     Agreement:

     A. Nonpayment or nonperformance of any of the Obligations of Debtor or of any covenant under this Agreement.

     B. Any warranty, representation or statement made or furnished to Secured Party by, or on behalf of, Debtor in connection with this Agreement or to induce Secured Party to make any loan, advancement or other extension of credit to Debtor which is untrue or misleading in any material respect as of the date when made or furnished.

     C. Any substantial uninsured loss, theft, damage or destruction of the Collateral, or the making of any levy, seizure or attachment against it.

     D. The death, dissolution or termination of existence of Debtor (except a technical dissolution which is cured within 30 days); or the insolvency or business failure of Debtor; or the admission of Debtor in writing of an inability to pay Debtor's debts as they become due; or the appointment of a receiver or trustee for any part of the property of Debtor; or an assignment for the benefit of Debtor's creditors; or the commencement of any


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          proceeding under any insolvency laws by or against Debtor or against any guarantor or surety for Debtor or any part of the Obligations; provided, however, this paragraph (D) shall not apply when bankruptcy proceedings are instituted by or against Debtor.

     E. A material default by a lessee in the performance of any lease or the Collateral made by Debtor as lessor and assigned by Debtor to Secured Party to further secure Debtor's Obligations.

     F. Default by Debtor in the payment of any indebtedness of Debtor for borrowed money other than any of the Obligations, or the acceleration of the maturity date of any such indebtedness of Debtor.

     G. Secured Party's reasonably deeming any of the Obligations to be insecure for any other reason.

IV. Remedies Upon Default. Upon any default, Secured Party, at its option and without notice or demand, may declare all Obligations of Debtor secured hereby immediately to be due and payable, and shall have all the remedies of a secured party available under Indiana law, as well as all other applicable rights and remedies allowed by applicable law, regardless of whether such remedies are provided by the law of the jurisdiction where such rights are asserted and such remedies are sought. These remedies include, without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may enter upon any premises on which the Collateral or any part of it may be situated and remove it. Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give Debtor at least ten (10) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intending disposition thereof is to be made. Expenses of retaking, holding preparing for sale, selling and the like shall include Secured Party's reasonable attorneys' fees and legal expenses. All remedies of Secured Party shall be cumulative to the full extent allowed by Applicable law. Secured Party may exercise its rights to the Collateral without resorting to, or regard for, other collateral or other sources of security for any of the Obligations. No delay or omission on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or of any other right or remedy.

V. Termination; Nonwaiver; Joint and Several Obligations. This Agreement and the security interest in the Collateral created hereby shall terminate when Obligations have been fully satisfied and paid in full. No waiver by Secured Party of any default shall be effective unless in writing, or operate as a waiver of any other


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     default or of the same default on a future occasion. If there is more than one Debtor, their obligations hereunder shall be joint and several.

VI. Applicable Law. Should applicable law confer any rights or impose any duties inconsistent with, or in addition to, any of the provisions of this Agreement, the affected provisions of this Agreement shall be considered amended to conform to such law, but all other provisions hereof shall remain in full force and effect without modification. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana.

VII. Notices. Any notice required to be given by either party to the other under the provisions of this Agreement or under applicable law shall be sufficient if given either in person or by certified or registered mail, return receipt requested, addressed to the address indicated in this paragraph or to such other address as either party may have last specified by written notice to the other. These addresses are:

          AS TO DEBTOR, the address mentioned in Paragraph IA, if Debtor is an individual or a corporation, and if Debtor is a partnership, the address of the first partner listed in this Paragraph.

               AS TO SECURED PARTY, the following:

               Bank One Tower, 111 Monument Circle, Suite 4600, Indianapolis, Indiana 46204.

          Unless a different period is required by law, notice of a future event shall be sufficient if mailed or delivered at least ten (10) days prior to the event.

DEBTOR ACKNOWLEDGES RECEIPT OF A TRUE COPY OF THIS INSTRUMENT.

Executed and delivered at Indianapolis, Indiana, as of this 5th day of May, 2000.

WOW ENTERTAINMENT, INC.


By:     /s/ David B. McLane
    ------------------------------------
        David B. McLane, President


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